As filed with the Securities and Exchange Commission on May 7, 2018

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Avnet, Inc.

(Exact Name of Registrant as Specified in Charter)

New York	1-4224	11-1890605
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2211 South 47th Street, Phoenix, Arizona	85034
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (480) 643-2000

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $1.00 per share	Nasdaq Global Select Market

EXPLANATORY NOTE

This Registration Statement on Form 8-A is being filed by Avnet, Inc. (the “Registrant”), a New York corporation, with the U.S. Securities and Exchange Commission (the “Commission”) in connection with the registration of its common stock (“Common Stock”), par value $1.00 per share, under Section 12(b) of the Securities Exchange Act of 1934, as amended, and the transfer of the listing of its Common Stock from the New York Stock Exchange, to The Nasdaq Global Select Market.

Item 1.	Description of Registrant’s Securities to be Registered.

The Registrant hereby incorporates by reference the description of its Common Stock to be registered hereunder set forth under the heading “Description of Common Stock” in the Registrant’s Registration Statement on Form S-3ASR (File No. 333-130783), filed with the Commission pursuant to the Securities Act of 1933, as amended, on December 30, 2005 (the “Registration Statement”).

If any additional securities are issued pursuant to the Registration Statement, a prospectus supplement relating to them will be filed with the Securities and Exchange Commission and will be incorporated herein by reference.

Item 2.	Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the registrant are registered on The Nasdaq Global Select Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 7, 2018

AVNET, INC.

By:	/s/ Thomas Liguori
Name:	Thomas Liguori
Title:	Chief Financial Officer

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